Date:	September 1, 2011
For Release:	Immediate
Contact:	Investor Contact:
	Gary J. Morgan,	Joseph Hassett, SVP
	Senior Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Announces Second Quarter Financial Results
  New Order Bookings A Quarterly Record $29.5 Million

Harleysville, PA, September 1, 2011 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced the Company’s financial results for the second quarter ended July 31, 2011.

Net sales for the second quarter ended July 31, 2011 were $23.1 million, an increase of 8% compared with net sales of $21.4 million for the same quarter last year. Net income for the second quarter ended July 31, 2011 totaled $1.5 million or per diluted share of $0.10, compared with net income of $1.6 million or per diluted share of $0.11 for the same period last year. In the second quarter of 2011, the Company incurred a one-time expense in the Product Recovery/Pollution Control Technologies reporting segment of approximately $300,000 or $0.013 per diluted earnings per share resulting from a voluntary retirement program.

New order bookings for the second quarter were the highest quarterly bookings in the Company’s history, totaling $29.5 million, a 33% increase when compared with $22.1 million for the second quarter last year. As a result, the Company’s backlog of orders totaled $26.3 million as of July 31, 2011, an increase of 49% when compared with $17.7 million last year.

“Though earnings were essentially flat, we are encouraged by our second quarter performance with regard to revenue growth and more importantly our record new order bookings, which were generated despite a still unpredictable economy,” stated De Hont.  “The improvement in large project new order bookings, which was led by our Product Recovery/Pollution Control Technologies reporting segment, is not only a sign of an emerging recovery across our various markets, but more importantly illustrates the effect of our long-term growth strategy, including investing in additional sales staff to drive sales growth.  The momentum in new order booking activity, together with our solid backlog and steady quotation activity, gives us continued optimism about our future prospects.”

Net sales for the six months ended July 31, 2011 were $46.5 million compared with $43.7 million for the same period last year, an increase of 6%. Net income for the first half ended July 31, 2011, totaled $2.9 million compared with $3.0 million for the same period last year.  For both the first half ended July 31, 2011 and 2010, earnings were $0.20 per fully diluted share. New order bookings for the six months ended July 31, 2011 were up 24% to $55.1 million compared with $44.3 million for the same period last year.

The Company’s balance sheet remains very strong with approximately $30.0 million cash on hand.

On June 15, 2011, the Company paid a quarterly dividend of $0.066 per share to shareholders of record at the close of business on June 1, 2011. In addition, the Board of Directors, at their meeting on June 1, 2011, declared a quarterly dividend of $0.066 per share payable September 15, 2011 to shareholders of record at the close of business on September 1, 2011. This is the thirty-sixth consecutive year that Met-Pro Corporation has paid either a cash or stock dividend.

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Met-Pro Corporation/Page 2

Mr. De Hont and Gary J. Morgan, Senior Vice President of Finance and Chief Financial Officer, will hold a conference call for investors today, September 1, 2011, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s Investor Relations website at www.met-pro.com/html/invrel.htm prior to the beginning of the conference call.

Interested persons who wish to hear the live webcast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 88919844) at 10:55 AM (Eastern) today. A taped replay of the conference call will be available within two hours of the conclusion of the call and until September 15, 2011. To access the taped replay, call the US/Canada Dial-In # 800-642-1687 or the International Dial-In # 706-645-9291 and enter conference ID 88919844.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, is a leading niche-oriented global provider of product recovery, pollution control, fluid handling and filtration solutions. The Company’s diverse and synergistic solutions and products address the world’s growing need for clean air and water, reduced energy consumption and improved operating efficiencies. Through its global sales organization, internationally recognized brands, and operations in North America, South America, Europe and The People's Republic of China, Met-Pro’s solutions, products and systems are sold to a well-diversified cross-section of customers and markets around the world. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.

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Met-Pro Corporation/Page 3

Met-Pro Corporation
Consolidated Statements of Income
(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2011	2010	2011	2010
Net sales	$23,089,343	$21,436,886	$46,519,246	$43,713,963
Cost of goods sold	14,952,362	13,593,734	30,324,060	27,889,272
Gross profit	8,136,981	7,843,152	16,195,186	15,824,691

Operating expenses
Selling	2,924,062	2,766,920	5,840,188	5,699,817
General and administrative	2,990,426	2,769,202	6,049,529	5,714,804
	5,914,488	5,536,122	11,889,717	11,414,621
Income from operations	2,222,493	2,307,030	4,305,469	4,410,070

Interest expense	(49,908)	(27,176)	(98,709)	(109,686)
Other income, net	85,344	72,765	191,330	190,233
Income before taxes	2,257,929	2,352,619	4,398,090	4,490,617

Provision for taxes	767,695	799,889	1,495,349	1,526,809

Net income	$1,490,234	$1,552,730	$2,902,741	$2,963,808

Basic earnings per share	$.10	$.11	$.20	$.20
Diluted earnings per share	$.10	$.11	$.20	$.20

Average common shares outstanding:
Basic shares	14,659,281	14,619,443	14,659,331	14,619,614
Diluted shares	14,833,239	14,702,134	14,824,680	14,709,756

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Met-Pro Corporation/Page 4

Met-Pro Corporation
Consolidated Balance Sheets

	July 31, 2011	January 31, 2011
Assets	(unaudited)
Current assets
Cash and cash equivalents	$29,721,241	$32,400,814
Short-term investments	764,061	497,155
Accounts receivable, net of allowance for
doubtful accounts of approximately
$502,000 and $444,000, respectively	16,747,749	15,311,322
Inventories	16,978,928	15,474,430
Prepaid expenses, deposits and other current assets	1,548,145	1,578,176
Deferred income taxes	84,920	84,155
Total current assets	65,845,044	65,346,052

Property, plant and equipment, net	20,037,462	19,863,031
Goodwill	20,798,913	20,798,913
Other assets	2,445,066	2,038,332
Total assets	$109,126,485	$108,046,328

Liabilities and shareholders’ equity
Current liabilities
Current portion of debt	$779,635	$532,540
Accounts payable	6,953,702	4,864,724
Accrued salaries, wages and benefits	1,325,244	1,650,314
Other accrued expenses	2,245,854	2,286,043
Dividend payable	967,530	967,445
Customers’ advances	1,281,454	907,107
Total current liabilities	13,553,419	11,208,173

Long-term debt	2,868,339	3,011,988
Accrued pension retirement benefits	3,801,474	6,553,262
Other non-current liabilities	55,293	54,195
Deferred income taxes	2,728,515	2,745,786
Total liabilities	23,007,040	23,573,404

Shareholders’ equity
Common shares, $.10 par value; 36,000,000 shares
authorized, 15,928,679 shares issued, of which
1,269,134 and 1,270,417 shares were reacquired
and held in treasury at the respective dates	1,592,868	1,592,868
Additional paid-in capital	3,809,401	3,448,249
Retained earnings	94,080,929	93,113,247
Accumulated other comprehensive loss	(2,882,580)	(3,201,767)
Treasury shares, at cost	(10,481,173)	(10,479,673)
Total shareholders’ equity	86,119,445	84,472,924
Total liabilities and shareholders’ equity	$109,126,485	$108,046,328

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Met-Pro Corporation/Page 5

Met-Pro Corporation
Consolidated Business Segment Data
(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2011	2010	2011	2010
Net sales
Product Recovery/Pollution Control Technologies	$9,625,898	$9,707,182	$17,957,870	$20,720,407
Fluid Handling Technologies	7,407,151	6,508,959	16,960,255	13,039,530
Mefiag Filtration Technologies	3,204,384	2,508,470	6,344,301	4,942,719
Filtration/Purification Technologies	2,851,910	2,712,275	5,256,820	5,011,307
	$23,089,343	$21,436,886	$46,519,246	$43,713,963

Income (loss) from operations
Product Recovery/Pollution Control Technologies	($49,043)	$642,236	($529,328)	$1,158,397
Fluid Handling Technologies	1,901,703	1,314,468	4,142,399	2,603,264
Mefiag Filtration Technologies	169,078	163,446	390,550	369,965
Filtration/Purification Technologies	200,755	186,880	301,848	278,444
	$2,222,493	$2,307,030	$4,305,469	$4,410,070

			July 31, 2011	January 31, 2011
Identifiable assets
Product Recovery/Pollution Control Technologies			$33,815,944	$34,003,251
Fluid Handling Technologies			19,300,127	18,114,257
Mefiag Filtration Technologies			14,943,245	12,814,143
Filtration/Purification Technologies			8,403,782	8,369,385
			76,463,098	73,301,036
Corporate			32,663,387	34,745,292
			$109,126,485	$108,046,328

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Met-Pro Corporation/Page 6

Met-Pro Corporation
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended July 31,
	2011	2010
Cash flows from operating activities
Net income	$2,902,741	$2,963,808
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	955,777	882,993
Deferred income taxes	(1,212)	(1,203)
(Gain)/loss on sale of property and equipment, net	(27,496)	668
Stock-based compensation	359,652	322,944
Allowance for doubtful accounts	57,456	(29,709)
Changes in operating assets and liabilities:
Accounts receivable	(1,357,446)	(875,673)
Inventories	(1,379,911)	1,151,115
Prepaid expenses, deposits and other assets	(162,928)	282,742
Accounts payable and accrued expenses	1,650,817	1,063,414
Customers’ advances	372,567	(237,335)
Accrued pension retirement benefits	(2,751,787)	(166,385)
Other non-current liabilities	1,098	(165,287)

Net cash provided by operating activities	619,328	5,192,092

Cash flows from investing activities
Proceeds from sale of property and equipment	33,990	–
Acquisitions of property and equipment	(918,049)	(527,064)
Purchase of investments	(1,010,534)	(497,155)
Proceeds from maturities of investments	497,155	240,893

Net cash used in investing activities	(1,397,438)	(783,326)

Cash flows from financing activities
Proceeds from new borrowings	407,759	189,074
Reduction of debt	(385,819)	(263,430)
Exercise of stock options	42,800	252,924
Payment of dividends	(1,934,975)	(1,754,220)
Purchase of treasury shares	(42,800)	(266,847)

Net cash used in financing activities	(1,913,035)	(1,842,499)
Effect of exchange rate changes on cash	11,572	14,506

Net (decrease) increase in cash and cash equivalents	(2,679,573)	2,580,773

Cash and cash equivalents at February 1	32,400,814	30,662,104

Cash and cash equivalents at July 31	$29,721,241	$33,242,877

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